EXHIBIT 5(A)

                              [LETTERHEAD OF PP&L, INC.]




                                             March 27, 1998



          PP&L, Inc.
          Two North Ninth Street
          Allentown, Pennsylvania  18101

          Ladies and Gentlemen:

                    I am Senior Counsel of PP&L, Inc. (the "Company") and, as such, am familiar with its affairs. I have acted as counsel to the Company with respect to the Registration Statement on Form S-3 to be filed by the Company on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), in connection with the proposed issuance and sale by the Company of not in excess of $200,000,000 principal amount of its First Mortgage Bonds (the "Bonds").

                    I have examined such corporate records, certificates and other documents and have reviewed such questions of law as I have considered necessary or appropriate for purposes of the opinions expressed below. Based on such examination and review, I advise you as follows:

                    I am of the opinion that the Company is a corporation validly organized and existing under the laws of the Commonwealth of Pennsylvania and is duly qualified to carry on the business which it is now conducting in that Commonwealth.

                    I am further of the opinion that appropriate action has been taken by the Company's Finance Committee of the Board of Directors to authorize the issuance and sale of the Bonds, the execution and delivery of the form of proposed Supplemental Indentures to the Mortgage and Deed of Trust under which the Bonds of each series are to be issued, and any other action which may be required to consummate the proposed issuance and sale of such Bonds, subject to final action by the Board of Directors or the Finance Committee of the Board of Directors with respect to certain terms of the Bonds.

                    I am further of the opinion that all action necessary to make valid the issuance and sale of such Bonds will have been taken when the said Registration Statement on Form S-3 has become


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          PP&L, Inc.                 -2-                    March 27, 1998


          effective and the terms of offering of the Bonds have been specified in a post-effective amendment thereto or a supplement to the Prospectus included in such Registration Statement, and such post-effective amendment or such supplement has been filed with the Securities and Exchange Commission; the aforementioned Supplemental Indentures have been executed and delivered; the Securities Certificate of the Company with respect to the Bonds shall have been duly registered by the Pennsylvania Public Utility Commission pursuant to Section 1903 of the Pennsylvania Public Utility Code, as amended; appropriate action has been taken by the Board of Directors or the Finance Committee of the Board of Directors with respect to certain terms of the Bonds; and such Bonds have been appropriately issued and delivered for the consideration contemplated.

                    When the steps indicated above have been taken, the Bonds in my opinion will become legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent limited by bankruptcy, insolvency or reorganization laws or other laws relating to or affecting generally the enforcement of creditors' and mortgagees' rights and by general equity principles.

                    I am further of the opinion that, except as stated above, and except for such actions as are legally required under the securities or "blue sky" laws of states, no further approval, authorization or consent of any other commission or any other governmental body is requisite in connection with the issuance and sale by the Company of said Bonds.

                    I have reviewed those statements of law and legal conclusions stated to be made upon my authority in the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission in connection with the issuance and sale of such Bonds, and, in my opinion, such statements are correct.

                    I hereby consent to the use of this opinion as an exhibit to said Registration Statement and to the use of my name in the Registration Statement and in the Prospectus constituting a part thereof under the captions "Certain Tax Matters," "Experts" and "Validity of the Bonds." I also hereby give my consent to the use of my name in the opinion of Reid & Priest LLP, filed as Exhibit 5(b) to said Registration Statement.

                                             Very truly yours,

                                             /s/ Michael A. McGrail

                                             Michael A. McGrail, Esq.